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                                  EXHIBIT 23(a)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements under the Securities Act of 1933, on Form S-8 (file number 333-33214) and on Form S-8 (file number 333-47824), of our report dated February 17, 2003 appearing in the Annual Report on Form 10-KSB of Pinnacle Data Systems, Inc. for the year ended December 31, 2002.




/s/ DELOITTE & TOUCHE LLP
March 25, 2003